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                                                                    EXHIBIT 99.1

                             CONSENT OF PERSON NAMED

                              TO BECOME A DIRECTOR

I hereby consent to my being named in the Registration Statement on Form S-1 of World Energy Solutions, Inc. as a person who will become a director of the Company upon consummation of the transactions contemplated therein.


/s/ John Wellard
-------------------------------------
Name: John Wellard

August 11, 2006